Exhibit 3.2.6

ARTICLES OF INCORPORATION

OF

BATON ROUGE TREATMENT CENTER, INC.

I, the undersigned natural person, capable of contracting, acting as incorporator of a corporation under the Business Corporation Law of the State of Louisiana, adopt the following articles of incorporation for such corporation.

1. The name of the corporation shall be:

BATON ROUGE TREATMENT CENTER, INC.

2. The purpose or purposes for which the corporation is to be formed is:

To engage in any lawful act or activity for which corporations may be formed under the Louisiana Business Corporation Law.

3. The duration of the corporation shall be perpetual.

4. The aggregate number of shares which the corporation shall have authority to issue is:

1,000 Shares Common With No Par Value.

5. The shares shall consist of one class only.

6. The full name and post office address of the incorporator is as follows:

NAME	ADDRESS

Ricardo Beausoleil	Corporate Agents, Inc.
1013 Centre Road
Wilmington, DE 19805

Dated: June 12, 1995

/s/ Ricardo Beausoleil
INCORPORATOR

STATE OF DELAWARE	)
SS
COUNTY OF NEW CASTLE	)

On this 12th day of June, A.D., 1995, personally appeared before me, Ricardo Beausoleil, who being by me first duly sworn, declared that he is the Incorporator of BATON ROUGE TREATMENT CENTER, INC. that he executed the foregoing document as Incorporator, of the corporation and that the statements therein contained are true.

/s/ Pamela Lynn Simpson
Notary Public

W. Fox McKeithen Secretary of State [ LOGO ]	DOMESTIC BUSINESS CORPORATION INITIAL REPORT (R.S. 12:25 and 12:101)

1.	The name of this corporation is: BATON ROUGE TREATMENT CENTER, INC.

2.	The location and municipal address (not a P.O. Box only) of this corporation’s registered office:

320 SOMERULOS STREET

BATON ROUGE, LA 70802-6129

3.	The full name and municipal address (not a P.O. Box only) of each of this corporation’s registered agent(s) is/are:

CORPORATION SERVICE COMPANY

SAME AS ABOVE

4.	The names and municipal addresses (not a P.O. Box only) of the first directors are:

PATRICIA LEWIN

519 SUWANEE CIRCLE, TAMPA, FL 33606

Incorporator(s) signature(s):

/s/ Ricardo Beausoleil
RICARDO BEAUSOLEIL

AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named corporation.

Registered agent(s) signature(s):

/s/ Lisa G Mulligan
LISA G. MULLIGAN
CORPORATION SERVICE COMPANY

Sworn to and subscribed before me this 12th day of June, 1995.

/s/ Pamela Lynn Simpson
Notary

#341 Rev. 2/91	(See instructions on back)

W. Fox McKeithen Secretary of State [ LOGO ]	NOTICE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF REGISTERED AGENT (R.S. 12:104 & 12:236)
	Domestic Corporation (Business or Non-Profit) Enclose $20.00 filing fee Make remittance payable to Secretary of State Do not send cash	Return to:	Corporations Division P.O. Box 94125 Baton Rouge, LA 70604-8125 Phone (504) 925-4704

Corporation Name: BATON ROUGE TREATMENT CENTER, INC.

CHANGE OF LOCATION OF REGISTERED OFFICE

Notice is hereby given that the Board of Directors of the above named corporation has authorized a change in the location of the corporation’s registered office. The new registered office is located at:

______________________________________________________________________________________________________________

___________________________________________

To be signed by one (1) officer or two (2) directors

CHANGE OF REGISTERED AGENT(S)

Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporation’s registered agent(s). The name(s) and address(es) of the new registered agent(s) is/are as follows:

Kimberly M. Gunther

10136 Florida Blvd. Baton Rouge, LA 70816

/s/ Patricia Lewin
President, Vice President or Secretary

AGENT AFFIDAVIT AND ACKNOWELDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named corporation.

/s/ Kimberly Gunther
Registered Agent(s)

Sworn to and subscribed before me this 15th day of November, 1996.

/s/ Illegible
Notary

#361 Rev.	(See instructions on back)

BATON ROUGE TREATMENT CENTER, INC.

10136 Florida Boulevard

Baton Rouge, Louisiana 70815

(504) 274-9787         FAX (504) 274-9792

8-2-99

Secretary of State

Att: W. Fox McKeithen

Please change our address for the President of Company To: Patricia Lewin P.O. Box 280 St Helena SC 29920. For your information telephone number is 843 838-0063.

Thank you,

/s/ Patricia Lewin

NOTICE OF NEW ADDRESS OF REGISTERED

AGENT FOR SERVICE OF PROCESS

TO: The Secretary of State for the State of Louisiana

Notice is hereby given pursuant to La. R. S. Title 12:04, Title 12:38, Title 12:1308 and Title 12:1350 of the new address of National Registered Agents, Inc.’s Office in the State of Louisiana where process may be served for business entities represented by National Registered Agents, Inc., as shown of the records of the Secretary of State; and under Title 9:3424 for foreign partnerships.

The Agent for Service of Process, National Registered Agents, Inc., was formerly located at 225 St. Ann Drive, Mandeville, Louisiana, 70471-3219.

The new address for the subject Agent for Service of Process, National Registered Agents, Inc. is 1280 Clausel Street, Mandeville, Louisiana 70448.

Notice is also given pursuant to La. R. S. Title 12:308 that the registered office for each business entity shown on the records of the Secretary of State to be represented by National Registered Agents, Inc. and designating 225 St. Ann Drive, Mandeville, Louisiana, 70471-3219 is changed to 1280 Clausel Street, Mandeville, Louisiana 70448.

All such business entities may now be served at the new address of the Agent for Service of Process as set forth as of September 1, 2003.

I, Dennis E. Howarth, President of the aforesaid corporation, hereby declare the contents of this Notice true to the best of my knowledge and belief , as of this 25th day of August, 2003.

National Registered Agents, Inc.

By:	/s/ Dennis Howarth
Dennis E. Howarth, President

W. Fox McKeithen Secretary of State [ LOGO ]	DOMESTIC CORPORATION ANNUAL REPORT For Period Ending June 13, 2005
Mailing Address Only (INDICATE CHANGES TO THIS ADDRESS IN THIS BOX) 34496036 D BATON ROUGE TREATMENT CENTER, INC. 11445 REIGER ROAD BATON ROUGE, LA 70809-4556	(INDICATE CHANGES TO THIS ADDRESS IN THIS BOX) Registered Office Address in Louisiana (Do Not Use P.O. Box) 11445 REIGER ROAD BATON ROUGE, LA 70809-4556
	Federal Tax ID Number 72-1298904	Issued Shares 1,000

Our records indicate the following registered agents for the corporation. Indicate any changes or deletions below.

All agents must have a Louisiana address. Do not use a P.O. Box.

A NEW REGISTERED AGENT REQUIRES A NOTARIZED SIGNATURE.

NATIONAL REGISTERED AGENTS, INC.

1280 CLAUSEL STREET/MANDEVILLE, LA 70448

I hereby accept the appointment of registered agent(s).	Sworn to and subscribed before me on NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

New Registered Agent Signature	Notary Signature	Date

Our records indicate the following officers or directors for the corporation. Indicate any changes or deletions below. If space is needed for additional officers/directors, attach an addendum. Include addresses. Do not use a P.O. Box. Indicate all offices held by each individual listed.

~~DAVID                                                                                        DIR~~

~~c/o~~

~~PATTI                                                                                         DIR~~

~~c/o~~

See Attachment

SIGN è	To be signed by an officer, director or agent /s/ Pamela B. Burke	Title Secretary	Phone 408-367-0036	Date 6/8/05
	Signee’s Address c/o CRC Health Group 20400 Stevens Creek Blvd, Suite 600 Cupertino, CA 96014	E-Mail address pburke@crchealth.com
Enclose filing fee of $ 25.00 Make remittance payable to Secretary of State Do Not Send Cash Do Not Staple DO NOT STAPLE web site (ILLEGIBLE)		Return by: June 13, 2005 to: Commercial Division P.O. Box (ILLEGIBLE) Baton Rouge, LA (ILLEGIBLE) Phone (ILLEGIBLE)		CHECK IF NO CHANGE ( )
(ILLEGIBLE)

UNSIGNED REPORTS WILL BE RETURNED

Baton Rouge Treatment Center

Officers and Directors

Officers

President: Philip Herschman, c/o CRC Health Group, Inc. 6185 Paseo Del Norte, # 150 Carlsbad, CA 92009

Chief Financial Officer and Treasurer: Kevin Hogge, c/o CRC Health Group, Inc., 20400 Stevens Creek Blvd., Suite 600, Cupertino, CA 96014

Secretary: Pamela Burke, c/o CRC Health Group, Inc., 20400 Stevens Creek Blvd., Suite 600, Cupertino, CA 96014

Directors

Kathleen Sylvia, c/o CRC Health Group, Inc., 20400 Stevens Creek Blvd., Suite 600, Cupertino, CA 96014

Philip Herschman, c/o CRC Health Group, Inc. 6185 Paseo Del Norte, # 150, Carlsbad, CA 92009

Kevin Hogge, c/o CRC Health Group, Inc., 20400 Stevens Creek Blvd., Suite 600, Cupertino, CA 96014